Exhibit 10.19

EXECUTION COPY

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is made as of this 3rd day of September, 2009, by and among GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC., a Delaware corporation (formerly Contego NewCo Company) (the “Company”), KENDE HOLDING VAGYONKEZELO KORLATOLT FELELOSSEGU TARSASAG, a Hungarian limited liability company (“Kende”), CONTEGO SYSTEMS LLC, a Delaware Limited Liability Company (formerly Contego Systems, Inc., a Delaware corporation) (“Systems”) and RONALD C. JONES, an individual whose principal residence is 1506 Habersham Place, Crownsville, Maryland (“Jones”) (Kende and Jones sometimes hereinafter referred to as the “Members,” which term includes each Member’s heirs, executors, guardians, successors and permitted assigns).

RECITALS

WHEREAS, on the date hereof, (i) Systems is the owner of 100% of the issued and outstanding shares of the Company (the “Common Shares”), (ii) Kende is the sole owner and holder of 10,000 issued and outstanding shares of Class A membership interests in Systems and (iii) Jones is the sole owner and holder of 1,200 shares of Class B membership interests in Systems that have not yet vested pursuant to the terms of that certain restricted stock award agreement between Jones and Systems dated December 31, 2007 (the “RSA”);

WHEREAS, it is contemplated that in the near future there may be an initial public offering or other transaction with respect to the Company that could cause the Class B membership interests in Systems held by Jones to vest pursuant to the terms of the RSA;

WHEREAS, the parties hereto desire to enter into this agreement in contemplation of the issuance by Systems to Jones of a portion of Systems Common Shares in the Company as and when the anticipated initial public offering or other transaction may occur as more fully described below;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Redemption of Equity. Kende undertakes and agrees that upon the occurrence of a Liquidity Event (as defined in the RSA) that causes the membership interests in Systems now held by Jones to vest in accordance with the terms of the RSA, Kende will cause Systems to redeem 100% of Jones’ Class B membership interests in Systems representing a 12% economic interest in Systems in exchange for a number of the Common Shares held by Systems at such time having a value equal to a 12% economic interest in the Company. In making any such determination in connection with a Liquidity Event that is an initial public offering, due regard shall be given to the dilution effected as a result of any Common Shares or securities issuable into Common

Shares to be issued to third parties in connection with such transaction, including, but not limited to the issuance of options to purchase Common Shares to employees of Global Strategies Group (North America) Inc. upon the Company’s assumption of such options. The parties further agree that, if a Liquidity Event occurs and the redemption of Jones’ Class B membership interests and issuance of Common Shares contemplated by this provision becomes impossible or impracticable, the principles of this provision may be effectuated by allowing Jones to exchange his unvested membership interests in Systems for unvested shares in the Company, or in any other manner that the parties deem appropriate or advisable.

2. Participation in Liquidity Event. The parties agree that, following the redemption of Jones’ Class B membership interests in Systems in exchange for Common Shares of the Company, Jones will participate in any Liquidity Event on a pro rata basis with Systems, provided that in no event will Jones be prohibited from selling or disposing of at least 50% of his Common Shares of the Company in the Liquidity Event. Notwithstanding the foregoing, if the Liquidity Event is an initial public offering of Common Shares of the Company, Jones acknowledges that he is not entitled to participate in the sale of any Common Shares of the Company pursuant to any over-allotment options granted to the underwriters in the initial public offering.

3. Miscellaneous Provisions.

(a) Each Member represents and warrants that it is the sole legal and beneficial owner of its membership interest in Systems subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

(b) Systems represents and warrants that it is the sole legal and beneficial owner of its Common Shares of the Company subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

(c) Systems and each Member hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations imposed on it and the Common Shares pursuant to the express provisions of this Agreement.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subjects addressed by this Agreement, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(e) Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile, or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified (i) if to a Member or Systems, at its address as shown on the books and records of the Company or (ii) if to the Company, at the Company’s principal place of business from time to time.

(f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IT CONTEMPLATES MAY BE BROUGHT, IF AT ALL, ONLY IN COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF EACH SUCH COURT WITH RESPECT TO ANY SUCH MATTER, WAIVES ANY OBJECTION IT MAY HAVE TO JURISDICTION OR VENUE OR THAT THE FORUM IS NOT CONVENIENT, AND WAIVES ANY RIGHT TO BRING ANY ACTION IN ANY OTHER COURT OR FORUM, OTHER THAN TO ENFORCE JUDGMENTS OF THOSE COURTS AGAINST ASSETS IN OTHER JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS FROM ANY SUCH COURT BY THE MAILING OF COPIES BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS FOR NOTICES AS PROVIDED IN THIS AGREEMENT. ALL ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IT CONTEMPLATES SHALL BE TRIED WITHOUT A JURY, AND EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO INSIST ON TRIAL BY A JURY.

(g) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(h) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and Systems (provided that any amendment or waiver which adversely affects to rights of Jones shall also require Jones’ consent). Any amendment or waiver effected in accordance with this Section 2(g) shall be binding upon each current or future holder of Common Shares acquiring those shares by, through, or under a party to this Agreement.

(i) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

By:

KENDE HOLDING VAGYONKEZELO KORLATOLT FELELOSSEGU TARSASAG

By:

CONTEGO SYSTEMS LLC

By:

RONALD C. JONES